UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-125197

UNDER

THE SECURITIES ACT OF 1933

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

162 Fifth Avenue, Suite 900

New York, NY 10010

(212) 994-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Garo H. Armen

Chief Executive Officer

Antigenics Inc.

162 Fifth Avenue, Suite 900

New York, NY 10010

(212) 994-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul Kinsella

Ropes & Gray LLP

One International Place

Boston, MA 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES

Antigenics Inc. (“Antigenics”) previously issued $50,000,000 principal amount of 5.25% Convertible Senior Notes due 2025 (the “Notes”) and, pursuant to a Registration Statement on Form S-3 (File No. 333-125197) filed with the Commission on May 24, 2005 (together with all previously filed amendments and prospectus supplements, the “Registration Statement”), registered for resale by the holders thereof both the Notes and 4,645,115 shares of Antigenics Common Stock (the “Shares”) that are issuable upon conversion of the Notes.

In accordance with the undertaking contained in the Registration Statement to Item 512(a)(3) of Regulation S-K, Antigenics is filing this Post-Effective Amendment to remove from registration all of the aggregate principal amount of the Notes and the Shares that remain unsold under the Registration Statement as of the date hereof. We are deregistering these securities because our obligation to maintain the effectiveness of the Registration Statement, pursuant to the Registration Rights Agreement between Antigenics and the initial purchasers of the Notes, has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, State of Massachusetts, on January 23, 2007.

By:  /s/  GARO H. ARMEN

        Garo H. Armen, Ph.D.

        Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on January 23, 2007.

Signature	Title

/S/ GARO H. ARMEN Garo H. Armen, Ph.D	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/S/ SHALINI SHARP Shalini Sharp	Chief Financial Officer (Principal Financial and Accounting Officer)

* Noubar Afeyan, Ph.D.	Director

* Frank V. AtLee, III	Director

* Tom Dechaene	Director

* Margaret Eisen	Director

* Wadih Jordan	Director

* Pramod Srivastava	Director

*By: /S/ GARO H. ARMEN Garo H. Armen, Ph.D. As Attorney-in-Fact